Exhibit 99.1

News Release Conference Call

NEWMONT ANNOUNCES FIRST QUARTER EARNINGS CALL AND NEW LOCATION FOR ITS ANNUAL MEETING OF STOCKHOLDERS

DENVER, April 10, 2006 – Newmont Mining Corporation (NYSE: NEM) announced that it will report first quarter 2006 results on Thursday, April 20, 2006. A conference call will be held that day at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time) to discuss the quarter’s results. The conference call will be carried on the Company’s web site.

Conference Call Details
Dial-In Number	212-547-0361
Leader	Randy Engel
Password	Newmont
Replay Number	402-220-0238

Web Cast Details
URL	http://www.newmont.com

The first quarter results release and related financial and statistical information will be available prior to the conference call in the Investor Information section of the Company’s web site, www.newmont.com. Additionally, the conference call will be archived for a limited time on the Company’s web site.

The Company also announced that the Annual Meeting of Stockholders will be held at 1:00 p.m. Mountain Time on Tuesday, April 25, 2006 in Auditorium 2 at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado, USA. This is a change in location from the Notice mailed to shareholders earlier this year. As before, all stockholders of record as of March 1, 2006 are cordially invited to attend the meeting in person.

Investor Contacts
Randy Engel	303.837.6033	randy.engel@newmont.com
John Gaensbauer	303.837.5153	john.gaensbauer@newmont.com

Media Contacts
Deb Witmer	303.837.5308	deb.witmer@newmont.com
Heatheryn Higgins	303.837.5248	heatheryn.higgins@newmont.com
Maureen Upton	303.837.5281	maureen.upton@newmont.com

NEWMONT – FIRST QUARTER CONFERENCE CALL (April 10, 2006)	Page 1 of 1